Exhibit 10.11



                              FTI CONSULTING, INC.

                               Annapolis, Maryland



                                   $13,000,000

                          INVESTMENT AND LOAN AGREEMENT

                                 March 29, 1999




                              Financing provided by

                           ALLIED CAPITAL CORPORATION

                          ALLIED INVESTMENT CORPORATION

               --------------------------------------------------


               --------------------------------------------------

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
PREAMBLE                                                                                          1
--------
                               Parties                                                            1
                               Recitals                                                           1

ARTICLE 1  -   LOAN                                                                               1
               ----
               Section 1.1     Funding                                                            1
               Section 1.2     Collateral                                                         2
               Section 1.3     Senior Debt                                                        2

ARTICLE 2  -   EQUITY                                                                             2
               ------
               Section 2.1     Stock Purchase Warrants                                            2
               Section 2.2     Redemption Rights                                                  3
               Section 2.3     Valuation of Warrants                                              3

ARTICLE 3  -   INVESTOR EXIT                                                                      3
               -------------
               Section 3.1     Registration Rights                                                3
                               (a)     Piggy-Back Rights                                          3
                               (b)     Demand Registration                                        4
                               (c)     Registration Procedures                                    4
                               (d)     Expenses; Consent                                          4
                               (e)     Allocation                                                 5
                               (f)     Certain Obligation of Holders                              6
                               (g)     Indemnification and Contribution                           6
                               (h)     Underwritten Offerings                                     8
                               (i)     Suspension                                                 9
                               (j)     Termination                                               10

               Section 3.2     "Put" Rights                                                      10
                               (a)     Price                                                     10
                               (b)     Financing of Put Price                                    10

ARTICLE 4  -   UNDERTAKINGS BY THE PRINCIPALS                                                    10
               ------------------------------

                                                                                               PAGE
                                                                                               ----
               Section 4.1     Commitment                                                        11
               Section 4.2     Non-Competition; Non-Disclosure                                   11
               Section 4.3     Continued Control                                                 11
               Section 4.4     Access to Information                                             11
               Section 4.5     Election of Director                                              11
               Section 4.6     Termination of Undertakings by Each of the Principles             12
               Section 4.7     Limitation of Remedies                                            12

ARTICLE 5  -   REPRESENTATIONS AND WARRANTIES                                                    12
               ------------------------------
               Section 5.1     Due Organization; Authority; Binding                              12
                               Obligation; Opinion of Counsel
               Section 5.2     Principal Business; Title To Assets                               13
               Section 5.3     Litigation                                                        13
               Section 5.4     Taxes                                                             13
                               (a)   Generally                                                   13
                               (b)   No Open Returns                                             13
                               (c)   Excess Parachute Payments                                   14
                               (d)   Deferred Intercompany Transactions                          14
                               (e)   True Copies of Returns                                      14
               Section 5.5     Financial Statements                                              14
               Section 5.6     Leases; Status of Payables                                        14
               Section 5.7     Disclosure                                                        14
               Section 5.8     Management History                                                15
               Section 5.9     Subsidiaries                                                      15
               Section 5.10    Incumbency                                                        15
               Section 5.11    No Material Change                                                15
               Section 5.12    No Side Agreements                                                15
               Section 5.13    Non-Contravention                                                 16
               Section 5.14    Fees & Brokerage                                                  16
               Section 5.15    Other Debts; Subordination of Notes to Sellers; Sources and       16
                               Uses
               Section 5.16    Capital Structure                                                 16
               Section 5.17    Solvency                                                          16
               Section 5.18    Investment Company                                                17
                               Act Representations
               Section 5.19    Regulatory Compliance                                             17
               Section 5.20    Employee Benefit Matters                                          17
               Section 5.21    Collective Bargaining                                             17
               Section 5.22    Employees                                                         18
               Section 5.23    No Competing Business Interests                                   18

                                                                                               PAGE
                                                                                               ----
               Section 5.24    No Conflicting Non-Competition                                    18
                               Agreements
               Section 5.25    Year 2000 Compliance                                              18
               Section 5.26    SBA Representations                                               19

ARTICLE 6  -   AFFIRMATIVE COVENANTS                                                             19
               ---------------------
               Section 6.1     Monthly and Quarterly Financials                                  19
               Section 6.2     Certification of Non-Default                                      20
               Section 6.3     Year-end Financials; Annual Audit                                 20
               Section 6.4     Projected Financials                                              20
               Section 6.5     Regulatory Filings                                                20
               Section 6.6     Notice of Litigation                                              20
               Section 6.7     Notice of Defaults of Judgments                                   20
               Section 6.8     Board Meetings and Representation                                 21
               Section 6.9     Insurance                                                         21
               Section 6.10    Use of Proceeds; Certification                                    21
               Section 6.11    First Refusal for Future Financings                               21
               Section 6.12    Access to Records                                                 21
               Section 6.13    Financial Covenants                                               22
               Section 6.14    Payments and other Debts                                          22
               Section 6.15    Maintain Copies; Financing Statements                             23
               Section 6.16    Information Requests                                              23
               Section 6.17    Protect the Collateral                                            23
               Section 6.18    Further Assurance                                                 23
               Section 6.19    Collateral Assignments of Certain Leases; Landlord Consents       23

ARTICLE 7  -   NEGATIVE COVENANTS                                                                24
               ------------------
               Section 7.1     Change in Organization                                            24
               Section 7.2     Equity Issuance or Redemption                                     24
               Section 7.3     Dividends                                                         24
               Section 7.4     Mergers, Etc.                                                     24
               Section 7.5     Capital Expenditures                                              24
               Section 7.6     Employee Compensation                                             24
               Section 7.7     Affiliate Transactions                                            25
               Section 7.8     Change of Site                                                    25
               Section 7.9     Change in Company, etc.                                           25
               Section 7.10    Judgments                                                         25
               Section 7.11    Cross-Defaults                                                    25
               Section 7.12    No Liens                                                          25

                                                                                               PAGE
                                                                                               ----
ARTICLE 8  -   DEFAULT                                                                           25
               -------
               Section 8.1     Events of Default                                                 25
                               (a)   Principal and Interest Payments                             25
                               (b)   Representations and Warranties                              26
                               (c)   Covenants                                                   26
                               (d)   Loan Documents                                              26
                               (e)   Involuntary Bankruptcy or                                   26
                                     Receivership Proceedings
                               (f)   Voluntary Petitions                                         26
                               (g)   Assignments for Benefit of                                  26
                                     Creditors
                               (h)   Attachment                                                  27
                               (i)   Due on Sale                                                 27
                               (j)   Loss of Key Employees                                       27
               Section 8.2     Remedies                                                          27

ARTICLE 9  -   FEES AND COSTS                                                                    28
               --------------
               Section 9.1     Closing Costs                                                     28
               Section 9.2     Commitment Fee                                                    28
               Section 9.3     Exit Fee                                                          28
               Section 9.4     Reasonable Fees                                                   28
               Section 9.5     Expenses                                                          28
               Section 9.6     Costs and Fees                                                    29


ARTICLE 10 -   INDEMNIFICATION. ENVIRONMENTAL LIABILITY                                          29
               ----------------------------------------

ARTICLE 11 -   REMEDIES                                                                          30
               --------
               Section 11.1    Cumulation.  Receivership                                         30
               Section 11.2    No Implied Waiver                                                 30

ARTICLE 12 -   PARTIES                                                                           30
               -------

                                                                                               PAGE
                                                                                               ----
ARTICLE 13 -   NOTICE                                                                            31
               ------

ARTICLE 14 -   RELATIONSHIP OF THE PARTIES                                                       32
               ---------------------------

ARTICLE 15 -   CONTROLLING LAW; VENUE AND JURISDICTION; SERVICE OF PROCESS                       32
               -----------------------------------------------------------

ARTICLE 16 -   WAIVER OF TRIAL BY JURY                                                           33
               -----------------------

ARTICLE 17 -   CAPTIONS; SEVERANCE                                                               33
               -------------------

ARTICLE 18 -   COUNTERPARTS; ENTIRE AGREEMENT; POWER OF ATTORNEY                                 33
               -------------------------------------------------

ARTICLE 19 -   DEFINITIONS AND RULES OF CONSTRUCTION                                             34
               -------------------------------------
               Section 19.1    Definitions                                                       34
               Section 19.2    Rules of Construction                                             38


TABLE OF EXHIBITS

     THIS INVESTMENT AND LOAN AGREEMENT is made by and among (i) FTI CONSULTING, INC., a Maryland corporation (collectively with successors and assigns, the "Parent"), (ii) TEKLICON, INC., a California corporation ("Teklicon"), L.W.G., INC., an Illinois corporation ("L.W.G."), KLICK, KENT & ALLEN, INC., a Virginia corporation ("KK&A"), KAHN CONSULTING, INC., a New York corporation ("Kahn") S.E.A, INC., AN OHIO CORPORATION ("SEA") and KCI MANAGEMENT CORP., a New York corporation ("KCI") (Teklicon, L.W.G., KK&A, Kahn, SEA and KCI, collectively with successors and assigns the "Subsidiaries", and the Subsidiaries, collectively with the Parent, the "Companies"; each, a "Company"); (iii) JACK B. DUNN IV and STEWART J. KAHN, each an executive officer of the Parent, ( sometimes hereinafter being referred to collectively as the "Principals"), and
(iv) ALLIED CAPITAL CORPORATION and ALLIED INVESTMENT CORPORATION, each a Maryland corporation (collectively with successors and assigns, the "Holders").


                                    RECITALS

          A. Under terms of a letter dated March 1, 1999, the Companies propose to issue to Holders certain subordinated debentures and the Parent proposes to issue certain warrants to purchase shares of the its common stock, in consideration for a loan in the aggregate principal amount of Thirteen Million Dollars ($13,000,000) (collectively with all modifications, renewals, extensions and replacements thereof and therefor, the "Loan"), to be used to retire certain existing debt of Parent and for working capital.

          B. Under terms of a Credit Agreement dated this date, NationsBank, N.A. is providing to the Parent a revolving line of credit, one or more term loans and certain other credit facilities, in the maximum principal amount of Twenty-seven Million Dollars ($ 27,000,000).


                                   PROVISIONS

     In consideration of the premises and the covenants herein, the Holders, the Principals and the Companies agree as set forth below.


                                   ARTICLE 1.

                                      Loan

Section 1.1 Funding. At Closing (as such term is defined in the definition section hereof in Article 19, below), the Holders will fund the Loan. The Loan will be evidenced by, and repaid according to, the terms of two (2) Subordinated Debentures (collectively, with all modifications, extensions, renewals and replacements thereof and therefor, the "Debentures"), each of which will be issued by the Companies to a Holder at Closing.

Section 1.2 Collateral. Subject to the prior liens described in Section 1.3 below, the Debentures and the Holders' rights herein shall be secured pari passu against all of the Companies' realty and personality and other property of any kind, all accessions thereto, substitutions for and all replacements, products and proceeds thereof, including without limitation the collateral described below. The Companies hereby grant to the Holders continuing security interests in all of the foregoing. At Closing, to the extent parties thereto, the Companies shall execute and deliver to the Holders each of the following documents (collectively, with all modifications, extensions, renewals and replacements thereof and therefor, the "Collateral Documents"):

          (a) Security Agreement;

          (b) UCC-1 Financing Statements in the form attached hereto as EXHIBIT 1.02(B);

          (c) Collateral assignments of the Companies' leasehold interests in the real property and any improvements thereon as identified in Section 6.19, in the form of EXHIBIT 1.02(C) hereto; and

          (d) Pledges of the capital stock of each of the Subsidiaries.

The Collateral Documents, this Agreement and the Debentures, collectively with all modifications, extensions, renewals and replacements thereof and therefor, are sometimes hereinafter referred to as the "Loan Documents".

Section 1.3 Senior Debt. The indebtedness under the Debentures and the Holders' rights herein shall be subordinate in lien priority and right of payment, to that certain revolving line of credit from NationsBank, N.A. in the amount of no more than $27,000,000 as more particularly described in documents set out as
EXHIBIT 1.03(A) hereto; the financings set out in such exhibit (as amended from time to time) are sometimes collectively called the "Senior Debt".

                                   ARTICLE 2.

                                     Equity

Section 2.1 Stock Purchase Warrants.

          (a) At Closing, the Parent will issue and sell to each Holder a Stock Purchase Warrant (collectively with all modifications, extensions, renewals and replacements thereof and therefor, the "Warrants") to acquire shares of the Parent's $.01 par value common stock ("Shares") which will entitle the Holders to receive that number of the Parent's authorized but unissued Shares that will provide the Holders, in the aggregate, with Seven and one-half Percent (7 []%) of the Parent's capital stock, calculated on a Fully Diluted Basis at Closing or, if the Loan is repaid on or before June 30, 2000, Five Percent (5%) of such capital stock, calculated on a Fully Diluted Basis at Closing. The aggregate purchase price for such Warrants shall be One Hundred Dollars ($100), which the Holders shall pay to the Parent at Closing.

          (b) The exercise price of the Warrants is based on the lesser of the trailing seven (7) day average mid-market price of the Shares on (i) March 1, 1999 and (ii) the date hereof, and such averages are as set forth on EXHIBIT 2.01(B) hereto. In the event that the averages as set forth on EXHIBIT 2.01(B) prove to be incorrect, the parties mutually agree to amend EXHIBIT 2.01(B) and to take all steps necessary to amend the Warrants to reflect the correct exercise price.

Section 2.2 Redemption Rights. The Holders shall be entitled to share ratably in any redemption of stock by the Parent. If the Parent shall redeem or otherwise purchase for value any of its Shares prior to full exercise of any of the Warrants, each of the relevant Holders, at its option, may receive, at the time of such redemption or purchase, the same proceeds it would have been entitled to receive if its Warrants had been exercised in full prior to such redemption or purchase.

Section 2.3 Valuation of Warrants. The Holders and the Parent hereby agree that as of the Closing, the fair market value of the Warrants is One Hundred Dollars ($100), and that they shall prepare and maintain their books of account, financial statements and tax returns in a manner consistent therewith.

                                   ARTICLE 3.

                                  Investor Exit

Section 3.1 Registration Rights.

          (a) Piggy-Back Rights. If the Parent shall at any time prepare and file a registration statement under the Securities Act with respect to the public offering of any class of equity or debt security of the Parent, any Subsidiary or of any other commonly-controlled entity, the Parent shall give thirty (30) days prior written notice thereof to each Holder and shall, upon the written request of a Holder and subject to Section 3.1(c), include in the registration statement such number of the said Holder's Shares as such Holder may request. In the event the Parent fails to receive a written inclusion request from a Holder within ten (10) business days after the mailing of its written notice, then the Parent shall have no obligation to include any of such Holders' Shares in the offering. Any offer pursuant to this Section 3.1(a) shall be in accordance with the terms and procedures of Section 3.1(c)-(j) below.

          (b) Demand Registration. A Holder may request that the Parent effect a registration under the Securities Act of all or part of its Shares. The Parent shall not be required to register Shares pursuant to this Section 3.1(b) on more than two (2) occasions. A request for registration pursuant to this Section 3.1(b) shall specify the approximate number of Shares requested to be registered and the anticipated per share price range for such offering. If the Holder intends to distribute the Shares by means of an underwriting, it shall so advise the Parent in its request. In the event such registration is underwritten, the right of the other persons who have "piggyback" registration rights may include all or a portion of such securities in such registration. Thereupon, the Parent shall: (i) file a registration statement and related documents with the Securities and Exchange Commission, and all other applicable securities agencies or exchanges, for the public offering and sale of all or a portion of the Holders' Shares; and (ii) use its best efforts to cause such registration statements to be declared effective as soon as practicable and in any event within ninety (90) days after the written request is received from any Holder. Any offer pursuant to this Section 3.1(b) shall be in accordance with the terms and procedures of Section 3.1(c)-(j) below.

          (c) Registration Procedures. The Parent will keep such registration statement effective and current under the Securities Act permitting the sale of the said Holder's Shares included therein for the same period that the registration is maintained effective in respect of Shares of other persons (including the Parent). In any underwritten offering of Shares the Holders' Shares to be included will be sold at the same time and the same per-share price as the Parent's Shares. In connection with any registration statement or subsequent amendment or similar document filed and subject hereto, the Parent shall take all reasonable steps to make the Holders' securities covered thereby eligible for public offering and sale under the securities or blue sky laws of such jurisdictions as may be specified by the relevant Holders by the effective date of such registration statement; provided that in no event shall the Parent be obligated to qualify to do business in any jurisdiction where it is not so qualified at the time of filing such documents, or to take any action which would subject it to unlimited service of process in any jurisdiction where it is not so subject at such time. The Parent shall keep such blue-sky filings current for the length of time it must keep any registration statement, post-effective amendment, prospectus or offering circular effective pursuant hereto.

          (d) Expenses; Consent. In connection with any registration statement or other filing described herein, and in connection with making and keeping such filings effective as provided herein, the Parent shall bear all the expenses and professional fees of the Parent and the reasonable fees and expenses of one counsel for both of the Holders (except that the Parent shall not be responsible for a Holder's pro rata share of any underwriter's discount or selling commission). The Parent shall also provide the Holders with a reasonable number of printed copies of the prospectus, offering circulars and/or supplemental or amended prospectuses in final and preliminary form. The Parent consents to the use of each such prospectus or offering circular in connection with the sale of the Holders' Shares.

          (e) Allocation.

               (i) If any registration under Section 3.1(a) involves an underwritten offering and the managing underwriter of such offering shall advise the Parent by letter that, in its view, the number of securities requested to be included in such registration exceeds the largest number (the "Maximum Amount") that can be sold in an orderly manner in such offering and would materially and adversely effect such offering, then the Parent shall notify the Holders of such fact and give the Holders the reasonable opportunity to negotiate with the managing underwriter regarding the inclusion in such registration of all of the shares requested by the Holders to be included therein. If the managing underwriter does not agree to include more than eighty (80) percent (or such lesser percentage as the Holders shall, in their sole discretion, agree to) of the number of shares initially requested by the Holders to be included in such registration, then the Parent shall include in such registration, to the extent of the number and type of which the Parent is so advised can be sold in (or during the time of) such offering: (1) first, all Shares that the Parent proposes to register for its own account (the "Company Securities"); and (2) second, to the extent that the number of Company Securities is less than the Maximum Amount, the remaining Shares to be included in such registration shall be allocated on a pro rata basis among the selling Holders requesting that Shares be included in such registration, based on the number of Shares then owned by each Holder requesting inclusion in relation to the number of Shares then owned by both selling Holders requesting inclusion.

               (ii) If any registration under Section 3.1(b) involves an underwritten offering and the managing underwriter of such offering shall advise the selling Holders by letter that, in its view, the number of securities requested to be included in such registration exceeds the largest number (the "Maximum Amount") that can be sold in an orderly manner in such offering by holders of securities of the Parent other than the Holders to be included in such registration and would materially and adversely affect the underwritten offering, then the Parent shall include in such registration, to the extent the number and type of securities which the Parent is so advised can be sold in (or during the time of) such offering: (1) first, all Shares requested to be included in such registration by the selling Holders; and (2) second, to the extent that the number of Shares to be included by all selling Holders is less than the Maximum Amount, securities that the Parent proposes to register.

          (f) Certain Obligations of Holders.

               (i) It shall be a condition precedent to the obligations of the Parent to take any action under this Agreement with respect to the Shares of any selling Holder that such Holder shall furnish to the Parent such information regarding itself, the Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Shares.

               (ii) Each Holder of Shares covered by a registration statement agrees that, upon receipt of any notice from the Parent that the registration materials must be supplemented or amended, such Holder will forthwith discontinue disposition of Shares pursuant to such registration statement until such Holder's receipt of copies of a supplemented or amended prospectus covering such Shares, and, if so directed by the Parent, such Holder will deliver to the Parent (at the Parent's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Shares current at the time of its receipt of such notice.

          (g) Indemnification and Contribution.

               (i) In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, the Parent will indemnify and hold harmless the selling Holder of such Shares, each underwriter of such Shares, and each other person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which such selling Holder, underwriter, or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Parent will reimburse such selling Holder, underwriter, and each such controlling person in connection with investigation or defending any such loss, claim, damage, liability, or action; provided, however, that the Parent will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Parent, in a written instrument, duly executed, by or on behalf of such selling Holder, underwriter, or controlling person specifically stating that it is for use in the preparation thereof.

               (ii) In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, each selling Holder of Shares, severally and not jointly, will indemnify and hold harmless the Parent, each of its directors and officers and each underwriters (if any) and each person, if any, who controls the Parent or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Parent, such directors and officers, underwriter, or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to the Parent through an instrument duly executed by a Selling Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligations of each selling Holder hereunder shall be limited to an amount equal to the proceeds to such selling Holder of Shares sold in connection with such registration.

               (iii) Each party entitled to indemnification under this Section 3.1(g) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim; and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.1(g). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

               (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 3.1(g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.1(g) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.1(g); then, in each such case, the Parent and such selling Holder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Parent is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds to it of all Shares sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation. In addition, no person shall be obligated to contribute hereinunder any amounts in payment for any settlement of any action or claim, effected without such person's prior written consent, which consent shall not be unreasonably withheld.

          (h) Underwritten Offerings.

               (i) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Holders pursuant to a registration requested under Section 3.1(b), the Parent will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Parent, the Holders and the underwriters, and to contain such representations and warranties by the Parent and the Holders and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 3.1(g). The Holders will cooperate with the Parent in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Parent regarding the form and substance thereof. The Holders shall each be a party to such underwriting agreement. The Holders shall not be required to make any representations or warranties to or agreements with the Parent or the underwriters other than representations, warranties or agreements regarding the Holders, their shares, their intended method of distribution and any other representations or warranties required by law or customarily given by selling shareholders in an underwritten public offering.

               (ii) Piggyback Underwritten Offerings. If the Parent proposes to register any of its securities under the Securities Act as contemplated by
Section 3.1(a) and such securities are to be distributed by or through one or more underwriters, subject to the provisions of Section 3.1(e)(i) the Parent will, if requested by the Holders, arrange for such underwriters to include all of the Shares to be offered and sold by the Holders among the securities of the Company to be distributed by such underwriters. The Holders shall each become a party to the underwriting agreement negotiated between the Company and such underwriters. The Holders shall not be required to make any representations or warranties to or agreements with the Parent or the underwriters other than representations, warranties or agreements regarding the Holders, their shares and their intended method of distribution or any other representations or warranties required by law or customarily given by selling shareholders in an underwritten public offering.

          (i) Suspension.

               (i) Prior to its effective date, the Board of Directors of the Parent may postpone or terminate any registration under Section 3.1(a) in its sole discretion; provided, however, that (A) such election shall not relieve the Parent of its obligations to pay expenses pursuant to Section 3.1(d) and (B) the Holders may request that such registration be effected as a registration under
Section 3.1(b). No registration effected under Section 3.1(a) or postponed or terminated pursuant to this Section 3.1(i)(i) shall relieve the Parent of its obligations under Section 3.1(b).

               (ii) If the Board of Directors of the Parent, in its good faith judgment, determines that any registration of Shares should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization, merger, or other material transaction involving the Parent or any of the Subsidiaries, taken as a whole, (a "Valid Business Reason") (i) the Parent may postpone filing a registration statement relating to a registration under Section 3.1(b) until such Valid Business Reason no longer exists, but in no event for more than 90 days and (ii) in case a registration statement has been filed relating to a registration under Section 3.1(b), the Parent may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than 90 days, provided, that (A) the Parent may not exercise this deferral right more than once during any twelve (12) month period and (B) nothing contained in this Section 3.1(ii) shall relieve the Parent of its obligations under Section 3.1(a) or (d).

          (j) Termination. As to any particular Shares, such securities shall cease to be subject to registration under this Agreement when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been transferred in accordance with such Registration Statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, or provided that at the time such securities are proposed to be sold, they may be sold under Rule 144 without any limitation on the amount of such securities which may be sold or (c) they shall have ceased to be outstanding.

Section 3.2 "Put" Rights.

          (a) Price. At any time beginning five (5) years after the Closing, if the number of Shares traded on a national or regional stock exchange or in the National Association of Securities Dealers, Inc. National Market System has been less than 50,000 per day for a period of 20 consecutive trading days, the Holders, on one occasion, by written notice may require the Parent to re-purchase its Warrants or the Shares issued thereunder. A redemption of any of the Holders' Shares pursuant to Section 2.2 shall not be deemed a re-purchase under this Section 3.2(a). In the case of Shares issued upon the exercise of the Warrants, the repurchase price shall be the product of the average of the closing bid and ask prices for the five (5) trading days prior to such notice (the "Per-Share Value"), times the number of Shares being repurchased. In the case of an unexercised Warrant, the price shall be the difference between the Per-Share Value and the per-share exercise price of the Warrant, multiplied by number of Shares for which the Warrant is exerciseable.

          (b) Financing of Put Price. If upon exercise by a Holder of the Put right above, the Parent is unable after diligent effort to draw funds from its Senior Debt loan facility to pay the above-referenced re-purchase prices without occasioning a breach under the relevant loan agreements, the Companies may require the Holders to extend them a loan for such purpose on the terms and conditions set out herein for the Loan.

                                   ARTICLE 4.

                         Undertakings by the Principals

Section 4.1 Commitment. Each of the Principals will devote his full time and attention to the Companies' businesses unless (i) prevented from doing so by his death or disability (ii) the Board of Directors terminates such Principal's employment with the Companies; or (iii) his employment agreement (listed on EXHIBIT 5.22) expires pursuant to its existing provisions contained in Section
3.01 thereof.

Section   4.2   Non-Competition;   Non-Disclosure.   The   Non-Competition   and
Non-Disclosure Agreements between the Companies, and each of the Principals, in the form of EXHIBIT 4.02, are in full force and effect.

Section 4.3 Continued Equity Ownership. Except for Exempt Transfers (as defined below), neither of the Principals shall sell, assign or transfer any Shares or other equity interest in the Parent which they own, or otherwise divest themselves of any voting rights which they may hold in regard to stock in the Parent. "Exempt Transfer" means any of the following sales, assignments or transfers by either Principal of the capital stock or equity interests of the Parent or any interest therein (each, a "transfer"):

          (a) any transfer pursuant to the laws of descent and distribution upon the death of such Principal;

          (b) any sale of Shares wherein the proceeds are used solely to pay the exercise price of options to purchase other Shares, issued pursuant to an incentive stock option plan described in EXHIBIT 4.03(B) hereof and, in the case of Mr. Dunn only, the sale of up to 10,000 Shares, per fiscal quarter of the Parent, acquired pursuant to the incentive stock option plan listed on EXHIBIT 4.03(B);

          (c) any sale of Shares where the proceeds are used solely to remedy a bona fide crisis involving members of the Principal's immediate family and which is made with the prior consent of the Holders, such consent not to be unreasonably withheld (such consent being deemed to have been irrevocably given upon receipt of a written request by the Principal to the Holders and is not responded to within ten (10) days of the Holders' receipt thereof);

          (d) any transfer to a bona fide trust in which the trust beneficiary is the Principal or a member of his immediate family, provided, that the Principal retains the right to direct the vote of such shares; and

          (e) any transfer pursuant to the prior written consent of the Holders.

Section 4.4 Access to Information.  Each of the Principals hereby authorizes the
Holders  or  their  authorized   representatives  to  obtain  credit  and  other
background information on each such Principal in connection herewith.

Section 4.5 Election of Director. Each of the Principals will use his best efforts (provided, that such efforts shall not require expenses to be incurred by the Principals) in good faith to cause any one person whom Holders request to be elected as their designee to the Companies' Boards of Directors pursuant to
Section 6.8, below, to be so elected.

Section 4.6 Termination of Undertakings by Each of the Principals. This Article 4 shall remain in full force and effect, as to each Principal, until the earliest of: (i) the Debentures are indefeasibly repaid in full; (ii) a Holder has transferred or disposed of more than ninety (90) percent of the voting or economic interests represented by the Warrants sold to it pursuant to Section
2.1 (for purposes of this clause, the exercise of Warrants in exchange for Shares shall not be deemed a disposition of the voting or economic interests represented by the Warrants, but the disposition of shares issued as a result of the exercise of the Warrants shall be deemed a disposition of a proportionate interest in the Warrants); or (iii) that Principal's employment is terminated in a manner described in Section 4.1.

Section 4.7 Limitation of Remedies. The Holders' sole remedy against either of the Principals for a violation of the agreements contained in this Article 4 shall be to apply to a court of competent jurisdiction for an injunction restraining such principal from committing or continuing any violation of this Article 4, and a Principal shall not object to such application except to litigate whether, in fact, such Principal has violated this Article 4, provided, however, that this Section 4.7 shall not apply in the case of a fraudulent or intentional misrepresentation by such Principal, and will not in any case limit the Holders' remedies against the Companies for such a violation.

                                   ARTICLE 5.

                         Representations and Warranties

     To induce the Holders to enter the transactions contemplated herein and purchase the Debentures and the Warrants, the Companies, jointly and severally, represent and warrant as set out below. All representations and warranties in this Article shall refer to facts as they exist at Closing (unless a representation is made as of a specific date) and shall survive the Closing.

Section 5.1 Due Organization; Authority; Binding Obligation; Opinion of Counsel. Each of the Companies is duly incorporated, validly existing and in good standing under the laws of its state of incorporation having Articles of Incorporation, as amended (including any certificates of designation), and By-Laws, as amended, (all terms of which are in full force and effect) as previously furnished to the Holders, and true copies of which are attached hereto as part of EXHIBIT 5.01A; each of the Companies is duly qualified to conduct its business as proposed and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualification and except where the failure to so qualify would not have a material adverse effect, evidence of which qualification and good standing is attached hereto as EXHIBIT 5.01B; each of the Companies has full power and authority to enter into each of the Loan Documents, to borrow money as contemplated hereby and thereby, and to carry out the provisions hereof and thereof; each of the Companies has taken all corporate action necessary for the execution and performance of each of the Loan Documents to which it is a party as evidenced by the resolutions set forth in EXHIBIT 5.01A; the Loan Documents and each document to be executed by the Companies therewith will constitute a valid and binding obligation of each such Company, enforceable in accordance with their respective terms when executed and delivered; and the Companies have caused their counsel to deliver a letter opining as to such authority and related matters in the form set forth in
EXHIBIT 5.01C.

Section 5.2 Principal Business; Title to Assets. Each of the Companies is primarily engaged in the businesses described on Exhibit 5.02; each of the Companies has good and marketable title to and ownership of all real and personal property it purports to own, free and clear of all liens, claims, security interests and encumbrances except for Permitted Liens.

Section 5.3 Litigation. None of the Companies is a party to or, to any of the Companies' knowledge, threatened by any suits, actions, claims, investigations by governmental bodies or legal, administrative or arbitrational proceedings, except as set out in the litigation schedule attached hereto as EXHIBIT 5.03 (hereinafter "Litigation Schedule"); there are no outstanding orders, judgments, writs, injunctions or decrees of any court, government agency or arbitrational tribunal against or affecting any of the Companies or their properties, assets or businesses.

Section 5.4 Taxes.

          (a) Generally. The Companies have filed all tax returns, federal, state and local, which are required to be filed, and have duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties), which have or may become due pursuant thereto or pursuant to any assessment received by any of the Companies.

          (b) No Open Returns. No Federal, state, local, foreign or other return of any of the Companies for tax years that remain open under any applicable statute of limitations, has been examined by the Internal Revenue Service or other tax authorities; or if so examined no deficiencies have been asserted or assessments made as a result of such examinations (including all penalties and interest); there are no waivers, agreements or other arrangements providing for any extension of time with respect to the assessment or collection of any unpaid tax, interest or penalties relating to any of the Companies; no issues have been raised by (or are currently pending before) the Internal Revenue Service or any other taxing authority in connection with any return of any of the Companies, which could reasonably be expected to have a material adverse effect on the financial condition of any of the Companies if decided adversely against any of the Companies, nor are there any such issues which have not been so raised but if so raised by the Internal Revenue Service, or any other taxing authority, could, in the aggregate, reasonably be expected to have such a material adverse effect.

          (c) Excess Parachute Payments. None of the Companies has made, has become obligated to make, or will, as a result of the transactions contemplated by the Loan Documents, make or become obligated to make, any "excess parachute payment" as defined in Internal Revenue Code Section 280G.

          (d) Deferred Intercompany Transactions. None of the Companies or their affiliates has engaged in any "deferred intercompany transactions" within the meaning of Section 1.1502-13 of the regulations promulgated under the Internal Revenue Code.

          (e) True Copies of Returns. The Companies have delivered to the Holders true, correct and complete copies of all Federal, state and local tax returns for each of the Companies' most recent three (3) full taxable years as of Closing, and all information set forth on such returns is true, complete and accurate.

Section 5.5 Financial Statements. The audited financial statements of the Parent prepared by Earnst & Young, L.L.P. for the twelve (12) months ending December 31, 1998, attached as EXHIBIT 5.05 are prepared in accordance with GAAP, are true and correct in all material respects, and fairly state the results of the Companies' operations and their financial position at such dates and for the periods stated.

Section 5.6 Leases; Status of Payables. True copies of all real property leases to which any of the Companies is a party have been provided to the Holders, and a list of all such leases is set forth on EXHIBIT 5.06; the Companies' possession of their leased property has not been disturbed, and no claim has been asserted against any of the Companies adverse to its leasehold interests. All lease obligations, accounts payable and other debts of the Companies are current in all material respects.

Section 5.7 Disclosure. All representations made by any of the Companies, their officers or directors regarding the Companies or their businesses, in the Perfection Certificates previously provided to the Holders, and in any other document described herein or previously supplied to either Holder in regard to this financing, are true and correct in all material respects as of this date, and all projections, including the estimated quarterly summary report for the first fiscal quarter of 1999 dated March 16, 1999, provided to the Holders (in connection with this financing) in such documents were prepared in good faith and are based on reasonable assumptions; no representation or warranty made by any of the Companies or either of the Principles herein or in any such document statement or writing furnished to any Holder in connection with the transactions contemplated herein contains or will contain any untrue statement of material fact, or omits to state a material fact necessary to make a statement therein not misleading.

Section 5.8 Management History. During the past ten (10) years neither of the Principals, nor any other officer or director of any of the Companies, has been arrested for or convicted of any criminal offense, petitioned or been granted any relief in bankruptcy, or (except in the capacity as a trustee in bankruptcy) served as an officer or director of any company or other entity which has petitioned or been granted such relief (except in a professional capacity).

Section 5.9 Subsidiaries. Except for Parent's ownership of the Subsidiaries, the Companies have no subsidiaries, partners, commonly controlled or related entities or (except for their officers and directors) other affiliates. Each of the Subsidiaries is wholly-owned by the Parent and no other person has any options, warrants or other rights to acquire capital stock of any Subsidiary.

Section 5.10 Incumbency. Attached hereto as EXHIBIT 5.10 is a true and complete list of officers, directors and holders of five percent (5%) or more of the equity securities of each of the Companies.

Section 5.11 No Material Change. Since December 31, 1998, none of the Companies has suffered any material adverse change in its condition (financial or otherwise) or, to its knowledge, its overall business prospects, nor entered into any material transactions, or incurred any material debt, obligation or liability, absolute or contingent, nor sustained any material loss or damage to its property, real or personal, whether or not insured except as proposed herein, nor suffered any material interference with its business or operations, present or proposed; and there has been no sale, lease, abandonment or other disposition by any of the Companies of any of their property, real or personal, or any interest therein or relating thereto, that is material to the financial position of any of the Companies.

Section 5.12 No Side Agreements. None of the Companies or any of their officers or directors or any shareholders owning five percent (5%) or more of the equity securities in the Parent are party to any agreement with either Holder except for the Loan Documents and the other documents mentioned herein or listed as exhibits hereto; except for the Loan Documents and agreements with respect to their acquisition of other consulting businesses, the Companies are not party to any agreement calling for any action by any of the Companies outside the ordinary course of their businesses; there exists no agreement or understanding calling for any payment or consideration from a customer or supplier of any of the Companies to an officer or director of any of the Companies or shareholder owning more than five percent (5%) of the equity securities of the Parent in respect of any transaction between any such Company and such supplier or customer; no affiliate of any of the Companies, directly or through any business concern affiliated with such affiliate, transacts any business with any of the Companies other than employment complying with the terms of Section 7.7 below.

Section 5.13 Non-Contravention. Except for matters set out in the Litigation Schedule, none of the Companies is in breach of, default under, or in violation of any applicable law, decree, order, rule or regulation which may materially and adversely affect it, or any indenture, contract, agreement, deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license or other instrument or obligation to which it is a party, or by which it is bound, or to which any of its assets are subject and which could have a material adverse effect on such Company; the execution, delivery and performance of the Loan Documents and the other documents mentioned herein will not constitute any such breach, default or violation, or require consent or approval of any court, governmental agency or body, except as expressly provided herein.

Section 5.14 Fees & Brokerage. Except as provided in the Commitment Letter or as set forth on EXHIBIT 5.14, no brokerage or similar fees are due to any party in respect to the transactions contemplated by any of the Loan Documents.

Section 5.15 Other Debts; Subordination of Notes to Sellers; Sources and Uses. Except for the Senior Debt described in Section 1.3 above, the matters set out in the Litigation Schedule, other debts of the types and in the amounts described in the financial statements included herein as EXHIBIT 5.05; none of the Companies has debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, arising out of any transaction entered into or any state of facts existing prior hereto, including without limitation, liabilities or obligations on account of taxes or government charges, penalties, interest or fines thereon or in respect thereof; none of the Companies knows of any basis for any claim against them as of the date of this Agreement, or of any debt, liability or obligation other than those mentioned herein; the notes and other indebtedness owed by the Companies to sellers of previously-acquired businesses have been expressly subordinated to the Loan in lien priority and in right of payment; EXHIBIT 5.15 hereto correctly states the sources and uses of the Loan.

Section 5.16 Capital Structure. The authorized capital stock of each of the Companies is as set forth on EXHIBIT 5.16, and all such stock has been duly issued in accordance with applicable laws including federal and state securities laws and is fully paid and nonassessable; except as set forth on EXHIBIT 5.16, there are no options, warrants or other securities which are convertible or exchangeable for capital stock of any of the Companies, and there are no preemptive rights in respect to capital stock of any of the Companies.

Section 5.17 Solvency. As of the date hereof, and after giving effect to the transactions contemplated by the Loan Documents, the present fair saleable value of each of the Companies' assets is greater than the amount required to pay each such Company's total indebtedness (contingent or otherwise), and is greater than the amount that will be required to pay such indebtedness as it matures and as it becomes absolute and matured; the transactions contemplated by the Loan Documents are being effectuated without intent to hinder, delay or defraud present or future creditors of any of the Companies; it is each of the Companies' intention that it will maintain the above-referenced solvent financial condition, giving effect to the debt incurred hereunder, as long as each of the Companies is obligated to the Holders under any of the Loan Documents or in any other manner whatsoever; each of the Companies has sufficient capital to carry on its previous operations and its business as it is now conducted, and to consummate the transactions contemplated herein.

Section 5.18 Investment Company Act Representations. None of the Companies intends to become an Investment Company and none of the Companies nor any of their officers, directors, partners or controlling persons is an Affiliated Person of any Holder.

Section 5.19 Regulatory Compliance. Each of the Companies has complied in all material respects with all laws, ordinances and regulations applicable to it and to its business, including without limitation laws, ordinances and regulations relating to securities, zoning, labor, food and drug, the Securities Act of 1933, the Securities Exchange Act of 1934, the Occupational Safety & Health Act and all federal and state environmental laws and regulations.

Section 5.20 Employee Benefit Matters. There is no existing single-employer plan defined in Section 4021(a) of ERISA in respect of which any of the Companies is an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively; the Companies have delivered to the Holders copies, as listed on EXHIBIT 5.20 attached hereto, of each plan described in
Section 4021(a) of ERISA, in respect of which any of the Companies will be liable to make contributions or pay benefits; to the Companies knowledge there have been no reportable events as set forth in Section 4043(b) of ERISA in respect of any such plan, and no termination of any such plan since the effective date of ERISA, which could result in any tax, penalty or liability being imposed any of upon any of the Companies; to the best of the Companies' knowledge, the purchase of the Debentures or the Warrants by the Holders do not involve, any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended) that could subject any of the Companies or either Holder to any tax or penalty imposed by said Section 4975; since the effective date of ERISA, none of the Companies has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, to which any of the Companies could be subject or for which any such Company might be liable; none of the Companies is a party to, and none of the operations of any of the Companies is covered by, a multi-employer plan as defined in Section 3(37) of ERISA.

Section 5.21 Collective Bargaining. None of the Companies is a party to or subject to any collective bargaining agreements or union contracts. There are no labor disputes pending or, to any of the Companies' knowledge, threatened against any of the Companies, which could, materially and adversely, affect the business or the condition of any of the Companies.

Section 5.22 Employees. Each of the Companies has delivered to the Holders copies of all employment and compensation contracts, including all individual retirement benefit agreements and union contracts not disclosed on EXHIBIT 5.20, between any of the Companies and officers and directors of each of the Companies, and all such contracts are listed on EXHIBIT 5.22; except as set forth on EXHIBIT 5.22: (i) no employee of any of the Companies is currently on short-term or long-term disability, (ii) no officer or key employee of any of the Companies has terminated his or her employment since January 1, 1999, (iii) no officer or key employee of any of the Companies has advised any such Company (orally or in writing) that he or she intends to terminate employment with such Company and (iv) no written notice of termination has been given to any officer or key employee.

Section 5.23 No Competing Business Interests. Neither the Principals nor any of the Companies' other officers, directors, or principal employees has any direct or indirect interest, including, but not limited to, the ownership of stock in any corporation, in any business, that competes with any of the Companies.

Section 5.24 No Conflicting Non-Competition Agreements. Neither the Companies nor the Principals are subject to any contract or agreement purporting to limit their rights to compete in any market in which any of the Companies presently provides, or proposes to provide, goods or services; or purporting to restrict their rights to disclose information in respect to such competition.

Section 5.25 Year 2000 Compliance.

          (a) Except as set forth on EXHIBIT 5.25, the Information Technology (as defined below) is Year 2000 Compliant (as defined below) and will not cause an interruption in the ongoing operations of any of the Companies or give rise to any material liability due to a problem arising from a failure of the information Technology relating to Year 2000 Compliance (as defined below);
EXHIBIT  5.25  contains  a correct  and  complete  list of all of the  hardware, software, firmware, network systems, embedded systems, telecommunications systems, and other Information Technology which, to the knowledge of the Parent, will not be Year 2000 Compliant by the Closing.

          (b)  Each  of the  Companies  has  been  and is in  compliance  in all respects with all applicable laws requiring disclosure of the Year 2000 Compliance status of the Information Technology of each such Company, the Year 2000 Compliance efforts of each such Company, and other Year 2000 related disclosures.

          (c) As used in this Agreement, "Year 2000 Compliant" and "Year 2000 Compliance" mean, with respect to Information Technology, that the Information Technology accurately processes date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations properly exchanges date/time data with it, and the Information Technology has been tested to verify these capabilities. As used in this Agreement, "Information Technology" means all software, hardware, firmware, telecommunications systems, network systems, embedded systems, and other systems or components that utilize microprocessor technology of any of the Companies.

Section 5.26 SBA Representations. The statements set forth in the Size Status Declaration (SBA Form 480), Assurance of Compliance for Non-Discrimination (SBA Form 652-D) and Portfolio Financing Report (SBA Form 1031), as previously provided and set forth as EXHIBITS 5.26A, 5.26B and 5.26C, respectively, are complete and accurate.

                                   ARTICLE 6.

                              Affirmative Covenants

     Until the Debentures are indefeasibly  repaid in full, and, with respect to
Section 6.8 only, until a Holder has transferred or disposed of more than ninety
(90) percent of the voting or economic interests represented by the Warrants sold to it pursuant to Section 2.1 (for purposes of this clause, the exercise of Warrants in exchange for Shares shall not be deemed a disposition of the voting or economic interests represented by the Warrants, but the disposition of shares issued as a result of the exercise of the Warrants shall be deemed a disposition of a proportionate interest in the Warrants)each of the Companies shall:

Section 6.1 Monthly and Quarterly Financials. Maintain a standard modern system of accounting in accordance with GAAP; make full, true and correct entries in such system of all dealings and transactions in relation to its business and affairs; forward, or cause to be forwarded to the Holders a one-page monthly management information statement and summary description of operations at the same time as provided to the Parent's executive officers but in no event later than thirty (30) days after the end of each calendar month; and forward, or cause to be forwarded to the Holders a copy of the Parent's Form 10Q within 45 days of the end of each calendar quarter with such information required to be disclosed in a Quarterly Report on Form 10Q pursuant to the Securities Exchange Act of 1934, as amended, and with such financial information prepared in accordance with any applicable accounting rules relating thereto; such quarterly information shall be delivered to the Holders irrespective of whether (a) the Parent has failed to make such filing with the Securities and Exchange Commission (the "SEC") or (b) the Parent is required to make such filing with the SEC;

Section 6.2 Certification of Non-Default. Provide to the Holders in writing each quarter a written certification by the President of the Parent, that no default has occurred under any Loan Document, or any debt or obligation senior to the debt hereunder; or if any such default exists, stating the nature of such default;

Section 6.3 Year-end Financials; Annual Audit. Within ninety (90) days of each fiscal year-end, provide to the Holders with such information required to be disclosed in an Annual Report on Form 10K pursuant to the Securities Exchange Act of 1934, as amended, and with such financial information prepared in accordance with any applicable accounting rules relating thereto; such annual information shall be delivered to the Holders irrespective of whether (a) the Parent has failed to make such filing with the SEC or (b) the Parent is required to make such filing with the SEC; the Annual Report on Form 10-K shall include an unqualified written opinion of the Parent's outside independent accountants;

Section 6.4 Projected Financials. Prior to each accounting year-end, provide the Holders with projected financial statements for the coming three (3) years and monthly projections for the coming year, in the same format as used for Section 6.1;

Section 6.5 Regulatory Filings. Within thirty (30) days of filing, provide the Holders with copies of all material returns and documents filed with federal, state or local government agencies, including without limitation the Internal Revenue Service, the Environmental Protection Agency, the Occupational Safety & Health Administration and the Securities & Exchange Commission;

Section 6.6 Notice of Litigation. Notify the Holders of any material litigation to which any of the Companies is a party by mailing to the Holders, by registered mail, within thirty (30) days of receipt thereof, a copy of the Complaint, Motion for Judgment or other such pleadings served on or by any of the Companies; and any material litigation known to any Company to which any of the Companies is not a party but which could substantially affect operation of such

Company's business or the collateral pledged under the Loan Documents, by mailing to Holders, by registered mail, a copy of all pleadings obtained by such Company in regard to such litigation, or if no pleadings are obtained, a letter setting out the facts known about the litigation within thirty (30) days of receipt thereof; the Companies shall not be obliged by this paragraph to give notice of suits wherein a Company is a creditor seeking collection of account debts or where the amount sought is less than $50,000;

Section 6.7 Notice of Defaults or Judgments. Give the Holders notice of default declared in regard to any loan or lease of any of the Companies or any judgment entered against any of the Companies by mailing a copy to the Holders within ten
(10) days of receipt thereof.

Section 6.8 Board Meetings and Representation. Hold meetings of its Board of Directors at least quarterly; allow one designee of the Holders to attend such meeting and all meetings of committees of such Board at the Parent's expense (such expenses shall not include hourly rates of the person attending such meetings); provide the Holders the same prior notice of such meetings and written materials as given to the directors (notice to the Holders by facsimile or voice mail shall be sufficient); notwithstanding the foregoing, if any of the Companies' Boards desires to act by unanimous written consent in lieu of a meeting, it may do so provided that the Holders receive, prior to their adoption, a copy of the resolutions to be adopted in the same manner and at the same time as provided to the directors; at the Holders' written request, each of the Companies will use its best efforts to cause such designee to be elected to its Board of Directors at the annual shareholder's meeting following such request;

Section 6.9 Insurance. Maintain all-risk hazard insurance on its assets listed on EXHIBIT 6.09 in full force and effect (or such equivalent replacement insurance as the Parent shall reasonably determine), with a mortgagee clause in favor of the Holders; this shall include federal flood insurance if any assets are in a designated flood plain; and supply the Holders annually with a certification of such insurance from the relevant insurers in the form set forth as EXHIBIT 6.09;

Section 6.10 Use of Proceeds; Certification. Use the proceeds of the Loan only to retire existing seller take-back notes, copies of which are attached hereto as EXHIBIT 6.10, in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) and for working capital; and allow Holders to conduct a review of its books and records to confirm such use; within ten (10) days of such use provide a written certification of such to the Holders;

Section 6.11 First Refusal for Future Financings. Offer to issue to the Holders all subordinated debt, equity, or convertible securities proposed to be issued by any of the Companies, on the most favorable terms to be offered to any other party; such offer may be accepted in whole but not in part by either of the Holders who must respond to such offer within ten (10) days of receipt thereof; failure to respond within such time shall be construed as a decline of the offer by the relevant Holder; this Section shall not be construed to limit or qualify any covenant against such issuance;

Section 6.12 Access to Records. Permit from time-to-time any authorized agent of any Holder to obtain credit and other background information on any of the Companies and their management, and to inspect, examine and make copies and abstracts of the books of account and records of such Companies at reasonable times during normal business hours; allow the Holders' agents to interview the Companies outside accountants who are by this covenant irrevocably instructed to respond to such inquiries as fully as if the inquiries were made by the Companies themselves;

Section 6.13 Financial Covenants.

          (a) Fixed Charge Coverage Ratio. Maintain for the trailing twelve (12) months, a Fixed Charge Ratio of not less than the following amounts as of the following dates:

Fixed Charge Coverage Ratio:            Fiscal Quarter Ending:

Not less than 1.15 to 1.0               Closing Date through September 30, 2000;

Not less than 1.20 to 1.0               December  31,  2000  through  March  31,
                                        2001; and

Not less than 1.30 to 1.0               June   30,   2001   and  at  all   times
                                        thereafter.

          (b) Funded Debt to EBITDA. Maintain, a ratio of Funded Debt to EBITDA not greater than the following amounts at the following times, tested as of the last day of each of the Parent's fiscal quarters for the four (4) quarter period ending on that date:

Funded Debt to EBITDA                   Fiscal Quarter Ending:

4.25 to 1.0                             Closing Date through September 30, 1999;

4.00 to 1.0                             December  31,  1999  through  March  31,
                                        2000; and

3.50 to 1.0                             June   30,   2000   and  at  all   times
                                        thereafter.

          (c) Current Ratio. Maintain a Current Ratio of not less than 1.30 to 1.0, tested as of the last day of each of the Parent's fiscal quarters.

          (d) Minimum EBITDA. Maintain at all times a minimum EBITDA of not less than the following amounts at the following times:

Minimum EBITDA:                      Fiscal Quarter Ending:

$11,000,000                          Closing Date through June 30, 1999;
$12,500,000                          September 30, 1999;
$13,000,000                          December 31, 1999; and
$14,500,000                          March 31, 2000 and at all times thereafter.

Section 6.14 Payments and Other Debts. Make all payments of principal, interest and expenses as and when due under the Debentures, without setoff and regardless of any claim any of the Companies may have against the Holders; and comply in all respects with all terms, conditions and covenants relating to other debt obligations of the Companies;

Section 6.15 Maintain Copies; Financing Statements. Maintain an original or a true copy of each of the Loan Documents and any modifications thereof, which shall be available for inspection as called for herein or in the Debentures; and pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning any collateral for the Debentures;

Section 6.16 Information Requests. Furnish from time to time to any Holder at the Parent's expense all information a Holder may reasonably request to enable such Holder to prepare and file any report or form required of such Holder by the Securities and Exchange Commission or any other regulatory authority;

Section 6.17 Protect the Collateral. Take all necessary steps to administer, supervise, preserve and protect the collateral for the Debentures and to perfect and maintain the Holders' security interest in such collateral; regardless of any action taken by the Holders, there shall be no duty upon the Holders in this respect;

Section 6.18 Further Assurance. From time to time promptly execute and deliver to the Holders such additional documents, and take such other reasonable steps, as the Holders may reasonably require to carry out the purposes hereof and of the other Loan Documents, or to protect the Holders' rights hereunder or thereunder, including (without limiting the generality of the foregoing) the execution of recordable documents to reflect the Holders' interests in any collateral for the Loan, and the recording thereof at the Parent's expense in the relevant public records; and

Section 6.19 Collateral Assignments of Certain Leases; Landlord Consents. The Companies shall (i) promptly (but not more than fifteen (15) days) after Closing, execute and deliver to the Holders collateral assignments of the Companies' leasehold interests in real property and any improvements thereon at the following locations: (A) 1401 K Street, N.W., Washington, D.C.20005, (B) 2021 Research Drive, Annapolis, Maryland 21401, (C) 152 West 57th Street, Suite 4500, New York, New York 10019, (D) 7349 Worthington-Galena Road, Columbus, Ohio 43220, and (E) 333 W. Wacker Drive, Suite 600, Chicago, Illinois 60606; and (ii) use their best efforts in good faith to obtain, within forty-five (45) days of Closing, lessor consents as may be reasonably required for the collateral assignments described in Section 6.19(i) above. The collateral assignments of leases and lessor consents shall be in a form satisfactory to the Holders.

                                   ARTICLE 7.

                               Negative Covenants

     Until the Debentures are indefeasibly repaid in full, no Company shall without the prior written consent of the Holders, and with respect to Sections 7.2, 7.4 and 7.8 only, such consent not to be unreasonably withheld:

Section 7.1 Change in Organization. Make or suffer any material change in their organizational documents; engage in any business other than the businesses of the type engaged in by the Companies prior to the date hereof and as more particularly described in EXHIBIT 5.02; or establish, create or acquire any parent or subsidiary;

Section 7.2 Equity Issuance or Redemption. Sell, authorize, issue or redeem any capital stock of any class or any convertible debt or other equity security of any of the Companies except as required by the Warrants or the incentive stock option plan previously approved by the Parent's Board of Directors and listed in
EXHIBIT 5.22 hereof;

Section  7.3  Dividends.   Declare  or  pay  any  dividend  or  make  any  other
distribution of any type on any class of its equity securities;

Section 7.4 Mergers, Etc. Become a party to, or permit any of the Companies to become party to, any agreement by which such entity or entities merge or consolidate into or with any other person or convey, sell, lease or otherwise dispose of all or substantially all of its assets to another person, or permit any person to merge or consolidate into or with any of the Companies or convey, sell, lease or otherwise dispose of all or substantially all of its assets to the Parent or any subsidiary; provided that any subsidiary may merge into, or convey, sell, lease or dispose of its assets to the Parent or a wholly-owned subsidiary of Parent;

Section 7.5 Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of a capital improvements budget approved by the Board of Directors of the Parent and the Holders; or prepay any debt except for that incurred or contemplated hereunder; provided, however, that the limit on capital expenditures hereunder may be increased by the Board of Directors without the consent of the Holders at the beginning of each fiscal year on January 1, 2000, commensurate with the percentage of the Parent's annual increase of gross profits during the prior fiscal year;

Section 7.6 Employee Compensation. Pay salaries or other compensation, or make advances or loans to any employee in excess of Six Hundred Thousand Dollars ($600,000) per annum except pursuant to existing compensation plans listed in
EXHIBIT 5.22, copies of which have been previously provided to the Holders; pay salaries or other compensation, or make advances or loans to any employee in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate if (i) an uncured Event of Default exists or the Senior Debt is in default or (ii) the Companies are not profitable for any two (2) consecutive quarters;

Section 7.7 Affiliate Transactions. Purchase or sell any property or services or borrow or lend money or property from or to, or co-invest in any transaction with, any officer, director, employee or other affiliate of any of the Companies, or any affiliate of any such officer, director, employee or affiliate, except for (i) employment complying with Section 7.6 above and transactions wherein the terms are no less favorable to the Company than the best terms available from an unaffiliated person and (ii) intercompany loans among the Companies;

Section 7.8 Change of Site. Change the physical location of its principal office;

Section 7.9 Change in Company, Etc. Change the current business entities, establish any subsidiaries or invest in any affiliates or other entities, provided, that this Section 7.9 shall not preclude intercompany loans among the Companies;

Section 7.10 Judgments. Permit any judgment obtained against any of the Companies to remain unpaid for over twenty (20) days without obtaining a stay of execution or bond; or

Section 7.11 Cross-Default. Incur any declared default under any material lease, loan or other agreement pertaining to another debt or material obligation of the Company.

Section 7.12 No Liens. None of the Companies will, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property (including any document or instrument with respect to goods or accounts receivable) of any of the Companies, whether now owned or hereafter acquired, or any income or profits therefrom except for Permitted Liens.

                                   ARTICLE 8.

                                     Default

Section 8.1 Events of Default. Any of the following events shall be an "Event of Default" as that term is used herein:

          (a) Principal and Interest Payments. The Companies fail to make payment when due of any principal or interest under the Debentures within three
(3) business days of the due date thereof;

          (b) Representations and Warranties. Any representation or warranty made by any of the Companies proves to have been incorrect in any material respect; or any representation, statement (including financial statements), certificate or data furnished or made by any of the Companies (or any officer, accountant or attorney of any of the Companies) under the Loan Documents proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified;

          (c) Covenants. The Companies or Principals default in the observance or performance of any of the covenants or agreements contained in this Agreement (other than a default under any other subsections of this Section 8.1), and, in the case of the affirmative and negative covenants of the Companies, such default continues unremedied for a period of ten (10) days after the earlier of
(i) notice thereof being given by the Holders to any of the Companies, or (ii) such default otherwise becoming known to the officers or chief financial officer of any of the Companies.

          (d) Loan Documents. Any of the Companies or either of the Principals defaults in the observance or performance of any of the covenants or agreements contained in any Loan Document to which it is a party which continues beyond the expiration of any notice and cure period pertaining thereto;

          (e) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of any of the Companies or of their property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against any of the

Companies under the U.S. Bankruptcy Code; or any of the Companies is adjudicated bankrupt or insolvent; or any material portion of the properties of any of the Companies is sequestered by court order, provided, that if an order is entered pursuant to an ex parte proceeding such Company shall have thirty (30) days to have such order vacated; or a petition is filed against the any of Companies under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days;

          (f) Voluntary Petitions. Any of the Companies files a petition under the U.S. Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

          (g) Assignments for Benefit of Creditors. Any of the Companies makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of all or any part of its property;

          (h) Attachment. A writ or warrant of attachment, seizure or any similar process shall be issued by any court against all or any material portion of the property of any of the Companies, and such writ or warrant of attachment or any similar process is not released or bonded within twenty (20) days after its entry;

          (i) Due on Sale. Substantially all of any Company's assets, are sold, exchanged or transferred; any Subsidiary ceases to be wholly-owned by the Parent; a change in control of a Company occurs of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, ("Exchange Act"); any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Parent representing more than fifty percent (50%) of the combined voting power of the Parent's then outstanding voting securities; or during any period of two
(2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Parent cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Parent's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two (2) year period; and

          (j) Loss of Key Employees. For any reason except his death or disability, either Principal fails to renew his Employment Agreement with the Company, is otherwise no longer employed by the Companies and engaged in their operations and management in substantially his present capacity, or fails to give his full time and attention to the Companies business; unless the Board of Directors of the Parent engages, within 90 days of such event, a replacement for the relevant individual approved in writing by the Holders, which approval shall not be unreasonably withheld.

Section 8.2 Remedies. Upon the occurrence of any Event of Default, either Holder may:

          (a) by written notice to the Parent, declare the entire principal amount of the Loan then outstanding, including interest accrued thereon, together with all other fees and charges payable in connection with the Loan, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by each of the Companies; and

          (b) exercise any of the rights or remedies provided in the Collateral Documents or avail themselves of any other rights or remedies provided by applicable law; and

          (c) set-off any funds of any of the Companies in the possession of the Holders against any amounts then due by the Companies to the Holders pursuant to this Agreement.

Section 8.3 Time Limit on Acceleration After Certain Events. Upon receipt of written notice in accordance with Article 13 by the Holders from the Company of an Event of Default occasioned by a "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) being or becoming the beneficial owner, directly or indirectly, of securities of the Parent representing more than fifty percent (50%) of the combined voting power of the Parent's than outstanding voting securities (as described in Section 8(i)), if the Holders fail to exercise their rights to accelerate the maturity of the Loan pursuant to Section 8.2(a) or a corresponding section of another Loan Document within ninety (90) days of such notice, such event shall no longer constitute an Event of Default.

                                   ARTICLE 9.

                                 Fees and Costs

     The Parent shall pay:

Section 9.1 All closing costs, brokerage commissions, due diligence costs and other fees and expenses incurred by any of the Companies or the Holders in connection with the transactions contemplated by the Loan Documents;

Section 9.2 A commitment fee to Holders of Two Hundred Sixty Thousand Dollars ($260,000) at Closing;

Section 9.3 An exit fee of $130,000 if the Loan is repaid, voluntarily or by acceleration of the maturity of the Debentures, and the Holders' Warrants and any Common Stock issued thereunder have been sold or otherwise disposed of by Holders for cash consideration, on or before June 30, 2000; provided, however, that such exit fee shall not be payable to the extent payment thereof would cause the Holders' aggregate annual average return on investment, taking into account the Loan and all other funds paid to the Companies by Holders hereunder, and all fees, interest, returns and gains (ordinary and capital) realized hereunder and under the Debentures, the Warrants, and any Common Stock issued thereunder, to exceed 20% per annum.

Section 9.4 The reasonable fees and expenses of the Holders' attorneys for work done in connection with the transactions contemplated by this Agreement;

Section 9.5 All of the Holders' expenses of any nature which may be reasonably necessary, either before or after a default hereunder, for the enforcement or preservation of the Holders' rights under this Agreement, the Debentures or the Warrants, or any other agreement of any of the Companies mentioned herein, including but not limited to reasonable attorneys' fees, appellate costs and fees, and costs incurred by any Holder as a participant in any bankruptcy proceeding, workout, debt restructuring, extension of maturity or document amendment, involving any of the Companies or any other obligor under the Debentures;

Section 9.6 All costs and fees, including reasonable attorneys' fees and expenses, incurred by any of the Holders or their affiliates in connection with any suit, action, claim or other liability asserted against either of the Holders or their affiliates by any of the Companies or the Principals, in either case, in which such parties do not prevail with respect to substantially all of their claims.

                                  ARTICLE 10.

                    Indemnification. Environmental Liability

     Each of the Companies will indemnify the Holders and their directors, officers, employees, agents and controlling persons (hereinafter "Indemnitees") against, and hold the Holders and each such Indemnitee harmless from, any and all third party claims, damages, liabilities and related expenses (including attorneys' fees and expenses) incurred by or asserted against the Holders or any such Indemnitee arising out of, in any way connected with, or resulting from the following:

          (a) this Agreement, the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, or consummation of the transactions contemplated hereby and thereby;

          (b) any and all liability and loss with respect to or resulting from any and all claims for or on account of any broker's finder's fees or commissions with respect to this transaction as may have been created by any of the Companies or their officers, partners, employees or agents, together with any stamp or excise taxes which may become payable in connection with this transaction or the issuance of stock hereunder;

          (c) the spilling, leaking, pumping, pouring, unsettling, discharging, leaching or releasing of hazardous substances on property owned by any of the Companies or any violations by the Company of CERCLA, the Federal Clean Water Act or any other Federal, state or local environmental law, regulation or ordinance; and

          (d) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not the Holders or any such person is a party thereto;

     PROVIDED, HOWEVER, that any such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from the Holders' gross negligence or willful misconduct.

     The provisions of this Section shall remain operative and in full force and effect for the term provided in Article 6 for the effectiveness of Section 6.8, plus two (2) years, regardless of any repayment of the Debentures, invalidity or unenforceability of any term or provision of this Agreement, the Debentures or any Collateral Documents, or any investigation made by or on behalf of the

Holders. All amounts due under this Article shall be payable on written demand therefor.

                                  ARTICLE 11.

                                    Remedies

Section 11.1 Cumulation. Receivership. None of the rights or remedies of the Holders provided herein shall be exclusive, but each shall be cumulative with and in addition to every other right or remedy of the Holders, now or hereafter existing, at law or in equity, by statute, agreement or otherwise. In any action pursuant to an Event of Default under this Agreement, the Debentures or, the Warrants, as the case may be, the Holders shall be entitled to appointment of a receiver to administer the Companies, or all or any portion of their assets as may be subject to the Holders' claims.

Section 11.2 No Implied Waver. No course of dealing between a Holder and any other party hereto, or any failure or delay on the part of a Holder in exercising any rights or remedies hereunder, shall operate as a waiver of any rights or remedies of any Holder under this or any other applicable agreement. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

                                  ARTICLE 12.

                                     Parties

     This Agreement will bind and accrue to the benefit of the Companies, the Principals, the Holders, any holders of the Warrants or the Debentures, and their successors and assigns. Any purchaser, assignee, transferee or pledgee of the Warrants or Debentures, or any document arising in connection with the transaction subject to this Agreement (or any of them), sold, assigned, transferred, pledged or repledged by a Holder shall forthwith become vested with and entitled to exercise all rights and remedies provided herein to the Holders, as if said purchaser, assignee, transferee or pledgee were originally named in this Agreement in place of the Holders.

                                  ARTICLE 13.

                                     Notice

     All notices or communications under this Agreement, the Warrants or the Debentures shall be in writing and mailed, postage prepaid, or delivered by facsimile or courier as follows:

          To Holders:    1919 Pennsylvania Avenue, N.W., 3rd Floor
                         Washington, D.C. 20006
                         Attn:  Scott S. Binder, Principal
                         Facsimile: (202) 659-2053

                         and to

                         Dickstein Shapiro Morin & Oshinsky LLP
                         2101 L Street, N.W.
                         Washington, D.C. 20037
                         Attn:  David P. Parker, Esquire
                         Facsimile: (202) 887-0689

          To the
          Companies:     2021 Research Drive
                         Annapolis, MD 21401
                         Attn:  Jack B. Dunn IV, Chairman & CEO
                         Facsimile: (410) 224-3552

                         and to

                         Wilmer Cutler & Pickering
                         2445 M Street, N.W.
                         Washington, D.C. 20037
                         Attn: Eric Markus, Esquire
                         Facsimile: (202) 663-6363

or, to such subsequent addresses as may hereafter be specified by the parties. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions. Each such notice, request or other communication shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of the messenger or the answer back being deemed conclusive but not exclusive evidence of such
delivery),   or  at  such  time  as  delivery  is  refused  by  addressee   upon
presentation.

                                  ARTICLE 14.

                           Relationship of the Parties

     This Agreement provides, among other things, for the making, of loans by the Holders, in their capacity as lenders, to the Companies, in their capacity as a borrowers, and for the payment of interest and repayment of principal by the Companies to the Holders. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Holders to protect their interests as lenders in assuring, payments of interest and repayment of principal, and as warrant or stock holders in preserving their equity stake in the Parent. Nothing contained in this Agreement shall be construed as permitting or obligating the Holders to act as financial or business advisors or consultants to the Companies, as permitting or obligating the Holders to control any of the Companies or to conduct the Companies' operations, as creating any fiduciary obligation on the part of the Holders to the Companies, or as creating any joint venture, agency or other relationship between the parties, other than as explicitly and specifically stated in this Agreement. A Holder is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Companies; neither the Holders nor the Companies intend the Holders to assume such status, and, accordingly, the Holders shall not be deemed responsible for or a participant in any acts or omissions of the Companies. The Companies and each of the Principals represent that they have had the advice of experienced counsel of their own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

                                  ARTICLE 15.

           Controlling Law; Venue and Jurisdiction; Service of Process

     This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the District of Columbia, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the District of Columbia or the Federal courts in such District, to the jurisdiction of which courts all undersigned parties hereby submit as the agreement of such parties, as not inconvenient, and as not subject to review by any court other than such courts in the District of Columbia. All parties intend and agree that the courts of jurisdictions in which the Companies are incorporated and conducts their businesses shall afford full faith and credit to any judgment rendered by a court of the District of Columbia against any of the Companies or other obligees hereunder, and that such District of Columbia and federal courts shall have in personam jurisdiction to enter a valid judgment against any of the

Companies or other obligees hereunder. Service of any summons and/or complaint and any other process which may be served on any of the Companies in any action in respect hereto, may be made by mailing via registered mail, or delivering a copy of such process to the Parent at its address specified above. The parties hereto agree that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of the Holders.

                                  ARTICLE 16.

                             Waiver of Trial by Jury

     EACH PARTY TO THIS AGREEMENT WAIVES ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS OF ANY KIND DIRECTLY OR INDIRECTLY ARISING FROM OR RELATING TO THIS AGREEMENT, THE LOAN, THE LOAN DOCUMENTS OR THE DEALINGS OF THE PARTIES IN RESPECT THERETO. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS ARTICLE IS A MATERIAL TERM OF THIS AGREEMENT AND THAT THE HOLDERS WOULD NOT EXTEND ANY FUNDS HEREUNDER IF THIS WAIVER OF JURY TRIAL WERE NOT A PART OF THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE. EACH PARTY HERETO AGREES THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE OF COMPETENT JURISDICTION, WITHOUT A JURY.

                                  ARTICLE 17.

                               Captions; Severance

     The captions in this Agreement, the Warrants and the Debentures are inserted for convenience of reference only and shall be construed neither to limit nor amplify the meaning of the other text of such documents. To the extent any provision herein violates any applicable law, such provision shall be void and the balance of this Agreement shall remain unchanged.

                                  ARTICLE 18.

                Counterparts; Entire Agreement; Power of Attorney

          (a) This Agreement may be executed in as many counterpart copies and with as many counterpart signature pages as may be convenient. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement; it shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties. This Agreement, the Warrants, the Debentures, the exhibits hereto and the documents entered into in connection herewith set forth the entire agreements and understandings of the parties hereto in respect of this transaction. Any verbal agreements in respect of this transaction are hereby terminated. The terms herein may not be changed verbally but only by a writing signed by the party against which enforcement of the change is sought.

          (b) Allied Investment Corporation hereby appoints Allied Capital Corporation, and each of its authorized officers to serve as its agents and attorneys-in-fact (the "Representatives"), with full power and authority (including power of substitution), in the name of and for and on behalf of it, to take all actions required or permitted with respect to the Loan Documents, to sign all certificates, notices, instructions and other documents and to make all determinations hereunder and thereunder. Any other Person may rely on any notice, consent, election or other communication received from the Representatives as if such notice, consent, election or other communication had been received from Allied Investment Corporation.

                                  ARTICLE 19.

                      Definitions and Rules of Construction

Section 19.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings as follow:

          (a) "Accumulated Funding Deficiency" shall have the definition for such term in Section 302 of the Employee Retirement Income Security Act of 1974;

          (b) "Acquisition" means the purchase by the Parent of all of the outstanding stock of each of the following companies: (i) SEA; (ii) Kahn; and
(iii) KCI.

          (c) "Affiliated Person" shall have the definition for such term set out in section 2(a)(3) of the Investment Company Act of 1940, as amended;

          (d) "Agreement" is defined as this Investment and Loan Agreement and the exhibits and schedules hereto, as the same may be amended, supplemented, extended, modified or replaced in accordance with the terms hereof;

          (e) "Capital Expenditures" is defined as expenditures for capital improvements or acquisitions;

          (f) "Closing" is defined as the consummation of this Agreement;

          (g)  "Collateral  Documents"  shall  have  the  definition  set out in
Section 1.2 hereof;

          (h) "Commitment Letter" is defined as the letter dated March 1, 1999 from Scott S. Binder to the Company;

          (i) "Companies" shall have the definition set out in the preamble hereof;

          (j) "Current Assets" means at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Parent and its Subsidiaries.

          (k) "Current Liabilities" means at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Parent and its Subsidiaries, excluding all amounts outstanding under the Senior Debt.

          (l) "Current Ratio" means the ratio of (a) Current Assets to (b) Current Liabilities.

          (m) "Debentures" shall have the definition set out in Section 1.1 hereof;

          (n) "EBITDA" means as to the Company and its Subsidiaries for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with GAAP consistently applied, plus (b) interest expense and tax expense for such period, plus (c) depreciation and amortization of assets for such period. EBITDA shall be calculated on a trailing twelve (12) month basis, taking into account any Person acquired in an Acquisition during such twelve (12) months period and adjusting for officer compensation which was eliminated from the Person so acquired, provided the

Holders has received evidence satisfactory to the Holders with respect to changes and compensation.

          (o) "EBITDAR" means as to the Company and its Subsidiaries for any period of determination thereof, the sum of (a) EBITDA, plus (b) rent expense for such period.

          (p) "Employer" and "Substantial Employer" shall have the definitions set out therefor in Sections 3(5) and 4001(a)(2) of ERISA, respectively;

          (q) "ERISA" is defined as the Employee Retirement Income Security Act of 1974;

          (r) "Exempt Transfer" shall have the definition set out in Section 4.3 hereof;

          (s) "Fixed Charge Ratio" means the ratio of (i) EBITDAR, less cash dividends paid and capital expenditures, to (ii) (a) the sum of interest expense, plus (b) required principal on Indebtedness (other than prepayments on the Senior Debt) and capitalized leases scheduled and/or paid in the prior twelve (12) months period, plus (c) any payments required to be made under any noncompete or earnout agreements scheduled and/or paid in the prior twelve (12) month period, plus (d) rent expense, plus (e) income tax expense for such period, less (f) up to Ten Million Dollars ($10,000,000) scheduled to be paid to Kahn in September of 1999.

          (t) "Fully Diluted Basis" shall mean, in respect to a corporation or other legal entity, the condition wherein all outstanding options, warrants and other securities of such entity which are exercisable or exchangeable for capital stock or other equity interests in the entity, are, for the purpose of calculating relative ownership rights, presumed to have been exercised or exchanged in full;

          (u) "Funded Debt" means for any period of determination thereof an amount equal to the sum of all Indebtedness for Borrowed Money (including, but not limited to senior debt, stockholder debt, subordinated debt, the value of all capitalized leases, all Seller Notes, all letters of credit issued on the account of the Parent other than letters of credit which secure Seller Notes, and estimated liabilities under existing earnout and or noncompete agreements) all as determined on a consolidated basis.

          (v) "GAAP" is defined as generally accepted accounting principles as established from time-to-time by the Financial Accounting Standards Board, consistently applied and maintained throughout the period indicated;

          (w) "Holders" shall have the definition set out in the preamble hereof;

          (x) "Indebtedness" is defined as all obligations for borrowed money, obligations arising from installment purchases of property or services, capitalized lease obligations, and the face amount of letters of credit and without duplication all drafts drawn thereunder.

          (y) "Indebtedness for Borrowed Money" of a Person, at any time shall mean the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) lease obligations of such Person which have been or should be, in accordance with GAAP, capitalized on the books of such Person, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (e) any obligations of such Person or a commonly controlled entity to a multiemployer plan (as those terms are used under applicable ERISA statutes and regulations), but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

          (z) "Indemnitees" is defined as Holders and their directors, officers, employees, agents and controlling persons;

          (aa)  "Independent  Third Parties" shall have the meaning set forth in
Section 3.2(b) hereof;

          (bb) "Investment Company" shall have the definition for such term set out in the Investment Company Act of 1940, as amended;

          (cc) "Liens" is defined as any interest in property securing an obligation owed to, or a claim by, a person other than the owner of such property, whether such interest is based on common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes;

          (dd) "Litigation Schedule" shall have the meaning set forth in Section
5.3 hereof;

          (ee) "Loan" shall have the definition set out in Recital A hereof;

          (ff) "Loan Documents" shall have the definition set out in Section 1.2 hereof;

          (gg) "Offeree" shall have the definition set out in Section 3.2(a) hereof;

          (hh) "Parent" shall have the definition set out in the preamble hereof;

          (ii) "Permitted Liens" is defined as (i) Liens at any time granted in favor of the Holders or the holders of the Senior Debt; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) which not yet due or are being contested in good faith and by appropriate proceedings with adequate reserves maintained in accordance with GAAP; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons for labor, materials, supplies or rentals incurred in the ordinary course of the Companies businesses, but only if the payment thereof is not at the time required or is being contested in good faith and by appropriate proceedings with adequate reserves maintained in accordance with GAAP; (iv) and Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; and (v) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real property, provided that, they do not in the aggregate detract from the marketability of said properties or materially interfere with their use in the ordinary course of any of the Companies' businesses.

          (jj) "Principals" shall have the definition set out in the preamble hereof;

          (kk) "Prohibited Transaction" shall have the definition for such term set out in Section 4975 of the Internal Revenue Code of 1986, as amended;

          (ll) "Securities Act" is defined as the Securities Act of 1933, as amended;

          (mm) "Senior Debt" shall have the definition set out in Section 1.3 hereof;

          (nn) "Shares" shall have the meaning set forth in Section 2.1 hereof;

          (oo) "Subsidiaries" shall have the definition set forth in the preamble hereof;

          (pp)  "Warrants"  shall  have the  meaning  set forth in  Section  2.1 hereof.

Section 19.2 Rules of Construction. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. Unless the context otherwise requires:

          (a) A term has the meaning assigned to it;

          (b) "Or" is not exclusive;

          (c) Provisions apply to successive events and transactions;

          (d) "Herein", "Hereof", "Hereto", "Hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision unless otherwise so provided;

          (e) The word "person" shall mean any natural person, partnership, corporation, nation, state, government, union, association, agency, tribunal, board, bureau and any other form of business or legal entity;

          (f) All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender; and

          (g) All financial terms used herein and not capitalized shall have the meaning accorded them under GAAP.

               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written

Company:                                     FTI CONSULTING INC.
[Seal]

Attest:                                      By:
       ------------------------------           --------------------------------
       Name:                                    Name:
       Title:                                   Title:

Company:                                     TEKLICON, INC.
[Seal]

Attest:                                      By:
       ------------------------------           --------------------------------
       Name:                                    Name:
       Title:                                   Title:

Company:                                     L.W.G., INC.
[Seal]

Attest:                                      By:
       ------------------------------           --------------------------------
       Name:                                    Name:
       Title:                                   Title:

Company:                                     KLICK, KENT & ALLEN, INC.
[Seal]

Attest:                                      By:
       ------------------------------           --------------------------------
       Name:                                    Name:
       Title:                                   Title:

Company:                                     KAHN CONSULTING, INC.
[Seal]

Attest:                                      By:
       ------------------------------           --------------------------------
       Name:                                    Name:
       Title:                                   Title:

Company:                                     S.E.A., INC.,
[Seal]

Attest:                                      By:
       ------------------------------           --------------------------------
       Name:                                    Name:
       Title:                                   Title:

Company:                                     KCI MANAGEMENT CORP.
[Seal]

Attest:                                      By:
       ------------------------------           --------------------------------
       Name:                                    Name:
       Title:                                   Title:

Holders:                                     ALLIED CAPITAL CORPORATION

[Seal]

                                             By:
                                                --------------------------------
                                                Name:  Scott S. Binder
                                                Title:    Principal

                                             ALLIED INVESTMENT CORPORATION

[Seal]

                                             By:
                                                --------------------------------
                                                Name:  Scott S. Binder
                                                Title:    Principal


EACH OF THE PRINCIPALS ARE SIGNING ONLY WITH RESPECT TO THE PROVISIONS CONTAINED IN ARTICLES 4, 11, 12, 13, 14, 17, 18 AND 19.

Principals:

Witness:
        ------------------------             -----------------------------------
                                               Jack B. Dunn IV, individually

Witness:
        ------------------------             -----------------------------------
                                                 Stewart Kahn, individually

                                    EXHIBITS

Document                                                                  Number
--------                                                                  ------
UCC-1 Financing Statements                                               1.02(b)
Form of Collateral Assignment of Lease                                   1.02(c)
NationsBank Amended and Restated Financing Security Agreement            1.03(a)
Warrants Exercise Price Calculation                                      2.01(b)
Non-Competition and Non-Disclosure Agreements                            4.02
General Certificate with Exhibits                                        5.01A
Good Standing  Certificates  and  Certificates of Authority as Foreign
Corporation                                                              5.01B
Opinion of Company's Counsel                                             5.01C
Descriptions of Businesses                                               5.02
Litigation Schedule                                                      5.03
Audited 1998 and Stub Period Financial Statements                        5.05
Schedule of Leases                                                       5.06
Incumbency and Schedule of Securityholders                               5.10
Brokerage Fees                                                           5.14
Statement of Funding Sources and Uses                                    5.15
Capital Structure                                                        5.16
Schedule of Employee Benefit Plans                                       5.20
Schedule of Employee Contracts                                           5.22
Year 2000 Compliance                                                     5.25
Size Status Declaration (SBA Form 480)                                   5.27A
Assurance of Compliance (SBA Form 652-D)                                 5.27B
Portfolio Financing Report (SBA Form 1031)                               5.27C
Hazard and Liability Insurance Certificate                               6.09
Seller Notes                                                             6.10